Exhibit 5
Certification Under Rule 466
The Depositary, The Bank of New York, represents
and certifies the following:
(1) That it previously has filed a Registration
Statement on Form F-6 (The Afrikander Lease Limited,
Registration No. 333- 83750) which the Commission
declared effective, with terms of deposit identical
to the terms of deposit of this Registration Statement
except for the number of foreign securities a Depositary
Share represents.
(2) That its ability to designate the date and time of
effectiveness under Rule 466 has not been suspended.
THE BANK OF NEW YORK,
As Depositary
By:  \s\ Joanne DiGiovanni
Name: Joanne DiGiovanni
Title: Vice President